Exhibit 3.1(iii)
                      ARTICLES OF AMENDMENT
                              TO THE
                    ARTICLES OF INCORPORATION
                                OF
                      THRUST RESOURCES, INC.

     Pursuant to the provisions of the Utah Business Corporation Act, the undersigned Corporation hereby adopts the following Articles of Amendment to its Articles of Incorporation.

     FIRST:    The name of the Corporation is THRUST RESOURCES, INC.

     SECOND:   The following amendment to the Articles of Incorporation was duly adopted by the shareholders of the Corporation:

               Article I of the Articles of Incorporation is hereby deleted in its entirety. A new Article I is hereby inserted in the place thereof to read as follows:

                           "ARTICLE I
                               NAME

     The name of the Corporation shall be:
                      THRUST VENTURES, INC.

     THIRD: The foregoing Amendment to the Articles of Incorporation was adopted by the shareholders of the Corporation on the 27th day of July, 1983, in the manner prescribed by the laws of the State of Utah.

     FOURTH: The number of shares outstanding on the above date was 1,417,910 common shares. The number of shares entitled to vote thereon was 1,417,910 common shares.

     FIFTH: The number of common shares voted for the Amendment was 1,417,910 and the number of common shares voted against the Amendment was none.

     SIXTH: No other class of shares was entitled to vote thereon as a class.

     SEVENTH: The manner in which any exchange, reclassification or cancellation of issued and outstanding shares provided for herein shall be effected is as follows: none.

     DATED this 27th day of July, 1983.

                                   By:/s/James M. Liley
                                   Its President


                                   By:/s/ Thomas J. Harrison
                                   Its assistant Secretary

STATE OF UTAH       )
                    : SS.
COUNTY OF SALT LAKE )

     On the 27th day of July, 1983, personally appeared before me James M. Liley who being first duly sworn declared that he is the President of Thrust Resources, Inc., a Utah corporation, and that he signed the foregoing instrument as President of the Corporation and that the statements contained therein are true.

                         /s/Paul

MY COMMISSION EXPIRES    NOTARY PUBLIC
June 4, 1984             Residing at: Salt Lake City, Utah